                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Rhodes, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             [RHODES, INC. LOGO]

                                 June 17, 1996

Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Rhodes, Inc. to be held on July 16, 1996 at 4370 Peachtree Road, Atlanta, Georgia, 30319. The meeting will begin promptly at 2:00 p.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

     On behalf of your Board of Directors, thank you for your continued support and interest in Rhodes, Inc.

                                           Sincerely,


                                           /s/ Irwin L. Lowenstein

                                           Irwin L. Lowenstein
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

                                  RHODES, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 16, 1996

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rhodes, Inc. (the "Company") will be held at 4370 Peachtree Road, Atlanta, Georgia, 30319, on Tuesday, July 16, 1996, at 2:00 p.m., local time, for the following purposes:

          (i) To elect five directors to serve until the 1997 Annual Meeting of Shareholders;

          (ii) To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending February 28, 1997; and

          (iii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of Common Stock of the Company at the close of business on June 7, 1996 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on June 7, 1996 will be available at the Annual Meeting of Shareholders for examination by any shareholder, such shareholder's agent or such shareholder's attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,


                                          /s/ Joel H. Dugan

                                          Joel H. Dugan
                                          Senior Vice President
                                          and Secretary

Atlanta, Georgia
June 17, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                  RHODES, INC.
                              4370 PEACHTREE ROAD
                             ATLANTA, GEORGIA 30319

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 16, 1996

     The 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Rhodes, Inc. (the "Company") will be held on July 16, 1996 at 2:00 p.m. at 4370 Peachtree Road, Atlanta, Georgia, for the purposes set forth in the Notice of Annual Meeting of Shareholders attached hereto. The enclosed form of proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by the Company. When the proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting or any adjournment thereof, or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Shareholders attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting.

                                     VOTING

     Only holders of record of shares of the Company's common stock, without par value (the "Common Stock"), as of the close of business on June 7, 1996 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 9,149,964 shares of Common Stock. Shareholders of record as of the close of business on June 7, 1996 are entitled to one vote for each share of Common Stock held. No cumulative voting rights are authorized and dissenters' rights for shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on or about June 17, 1996.

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast favoring the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration, including the election of directors. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote, including the election of directors.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of Common Stock as of June 7, 1996 for (i) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), (ii) each director of the Company owning shares of Common Stock, (iii) the directors and executive officers of the Company as a group and (iv) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding shares of Common

Stock. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                                                     NUMBER
                                                                   OF SHARES
                        NAME AND ADDRESS                          BENEFICIALLY
                     OF BENEFICIAL OWNER(1)                          OWNED           PERCENT OF CLASS
- ----------------------------------------------------------------  ------------       ----------------
Irwin L. Lowenstein(2)..........................................       111,378              1.2%
Joel T. Lanham(3)...............................................        61,680           *
Joel H. Dugan(4)................................................        55,575           *
James A. Welch(5)...............................................        17,177           *
Don M. Parker(6)................................................        27,787           *
Don L. Chapman(7)...............................................         7,000           *
  Tug Manufacturing Corporation
  2652 South Main Street
  Kennesaw, Georgia 30144-3520
James V. Napier(8)..............................................         6,500           *
  3343 Peachtree Rd., NE
  Suite 1420-East Tower
  Atlanta, Georgia 30326
Holcombe T. Green, Jr.(9).......................................     2,920,879             31.9%
WPS Investors, L.P..............................................     2,912,679             31.8%
  3343 Peachtree Rd., NE
  Suite 1420-East Tower
  Atlanta, Georgia 30326
FMR Corp.(10)...................................................       630,800              6.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Swiss Bank Corporation(11)......................................       743,000              8.1%
  Aeschenplatz 6 CH-4002
  Basel, Switzerland
Southeastern Asset Management, Inc.(12).........................     1,006,900             11.0%
  6075 Poplar Avenue, Suite 900
  Memphis, TN 38119
Longleaf Partners Small-Cap Fund(12)(13)........................       574,600              6.3%
  6075 Poplar Avenue, Suite 900
  Memphis, TN 38119
All executive officers and directors as a group (11
  persons)(14)..................................................     3,226,289             34.5%

- ---------------

   * Less than 1%.
 (1) Unless otherwise indicated, the business address of each beneficial owner is the principal executive office of the Company at 4370 Peachtree Road, Atlanta, Georgia 30319.
 (2) Includes 70,000 shares of Common Stock which Mr. Lowenstein has the right to acquire pursuant to options exercisable within 60 days. Excludes 400 shares of Common Stock owned by Mr. Lowenstein's daughters, as to which Mr. Lowenstein disclaims beneficial ownership.
 (3) Includes 46,000 shares of Common Stock which Mr. Lanham has the right to acquire pursuant to options exercisable within 60 days.
 (4) Includes 30,000 shares of Common Stock which Mr. Dugan has the right to acquire pursuant to options exercisable within 60 days.
 (5) Includes 15,000 shares of Common Stock which Mr. Welch has the right to acquire pursuant to options exercisable within 60 days.

 (6) Includes 19,000 shares of Common Stock which Mr. Parker has the right to acquire pursuant to options exercisable within 60 days.
 (7) Includes 4,500 shares of Common Stock which Mr. Chapman has the right to acquire pursuant to options exercisable within 60 days.
 (8) Includes 4,500 shares of Common Stock which Mr. Napier has the right to acquire pursuant to options exercisable within 60 days.
 (9) Includes 2,912,679 and 5,700 shares of Common Stock held by WPS Investors, L.P. ("WPS") and RW Holdings ("RW"), respectively. WPS and RW are partnerships controlled by Mr. Green. Also includes 2,500 shares owned by Mr. Green in his capacity as trustee of the HTG Corp. Profit Sharing Plan.
(10) The information regarding FMR Corp. is given in reliance upon a Schedule 13G, which is dated February 14, 1996 and was filed with the Securities and Exchange Commission. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of all of the 630,800 shares.
 (11) The information regarding Swiss Bank Corporation ("SBC") is given in reliance upon a Schedule 13G, which is dated February 9, 1996 and was filed with the Securities and Exchange Commission. Brinson Partners, Inc. ("BPI") filed the Schedule 13G on behalf of itself, Brinson Trust Company ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA") and SBC. BTC is a wholly owned subsidiary of BPI. BPI is a wholly owned subsidiary of BHI. BHI is a wholly owned subsidiary of SBCUSA. SBCUSA is a wholly owned subsidiary of SBC. By virtue of these corporate relationships, each of SBC, SBCUSA, BHI and BPI may be deemed to beneficially own and have the power to dispose and vote or direct the disposition or voting of all of the 743,000 shares. BTC shares dispositive and voting power with respect to 199,316 of the shares.
(12) The information regarding Southeastern Asset Management, Inc. is given in reliance upon a Schedule 13G, which is dated February 5, 1996 and was filed with the Securities and Exchange Commission. Southeastern Asset Management, Inc. has sole power of disposition over 432,300 shares and shared power of disposition with Longleaf Partners Small-Cap Fund over 574,600 shares. Southeastern Asset Management, Inc. has sole voting power with respect to 410,300 shares and shared voting power with respect to 574,600 shares (with no voting power with respect to the remaining shares).
(13) The information regarding Longleaf Partners Small-Cap Fund is given in reliance upon a Schedule 13G, which is dated February 5, 1996 and was filed with the Securities and Exchange Commission. Longleaf Partners Small-Cap Fund shares dispositive power with Southeastern Asset Management, Inc. over all such shares and shares voting power with Southeastern Asset Management, Inc. with respect to all such shares.
(14) Includes an aggregate of 202,000 shares of Common Stock which may be acquired pursuant to options exercisable within 60 days and excludes 400 shares of Common Stock owned by Mr. Lowenstein's daughters, as to which Mr. Lowenstein disclaims beneficial ownership, and 300 shares of Common Stock owned by Barbara Snow's children, as to which Ms. Snow disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     Under the Bylaws of the Company and the resolutions of the Board of Directors, the number of directors constituting the Board is fixed at five. The Board of Directors has proposed that the shareholders elect as directors the five persons set forth below to serve until the annual meeting of shareholders in 1997 or until their successors are duly elected and qualified. Each nominee is presently a director of the Company and has consented to serve as a director if elected. The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board to elect substitute nominees recommended by the Board. In no event, however, can a proxy be voted to elect more than five directors.

     The following list contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience during the past five years, directorships of companies (other than the Company) presently held, and certain other information, which information has been furnished by the respective individuals.

NOMINEES FOR ELECTION

     IRWIN L. LOWENSTEIN joined the Company in 1972 and has served as President, Chief Operating Officer and Director of the Company since 1979. In 1989, Mr. Lowenstein was elected Chief Executive Officer of the Company, and in 1994, Mr. Lowenstein was elected Chairman of the Board of Directors. Mr. Lowenstein is a director of L.A.T. Sportswear, Inc., a sportswear manufacturer and distributor. He is 60 years old.

     HOLCOMBE T. GREEN, JR. has been a director of the Company since 1988, served as Chairman of the Board of the Company from 1988 until July 26, 1994 and currently serves as Chairman of the Executive Committee of the Board of Directors. Mr. Green has been the principal of Green Capital Investors, L.P. ("Green Capital"), a holding company and general partner of RW, since its organization in January 1988. Mr. Green currently is Chairman of the Board of HBO & Company, a provider of hospital information systems, Chairman of the Board and Chief Executive Officer of WestPoint Stevens Inc., a textile manufacturer, and a director of American Buildings Company, a manufacturer of pre-engineered metal building systems, and Georgia Gulf Corporation, a chemical manufacturer. He is 56 years old.

     DON L. CHAPMAN has been a Director of the Company since December 1992. Mr. Chapman has been Chief Executive Officer of Opti-World, Inc., an optical products retailer, from January 1983 until April 1995. Mr. Chapman is Principal and Chief Executive Officer of Tug Manufacturing Corp., an airline ground support equipment manufacturer, a position he has held since 1977. Mr. Chapman is a director of ValuJet Airlines, Inc., a regional air transportation company, Omni Insurance Company, a specialty insurance company, and Longhorn Steaks, Inc., a restaurant chain. He is 57 years old.

     JAMES R. KUSE has been a Director of the Company since 1988. Mr. Kuse has been Chairman of Georgia Gulf Corporation since January 1985. Georgia Gulf Corporation was formed to acquire the chemicals division of Georgia-Pacific Corporation in 1984. Mr. Kuse beneficially owns a limited partnership interest of 12.50% in Green Capital. He is 65 years old.

     JAMES V. NAPIER has been a Director of the Company since 1992. Mr. Napier has been Chairman of the Board of Directors of Scientific-Atlanta, Inc., an electronic products company, since December 1992. Mr. Napier served as Chairman and President of Commercial Telephone Group, Inc., a designer of telephone products, from July 1988 to December 1992 and was a private investor and consultant from April 1986 to July 1988. Mr. Napier is a director of Engelhard Corporation, a manufacturer of specialty chemical and metallurgical products, HBO & Company, Intelligent Systems, Inc., a manufacturer of computer accessories, and Vulcan Materials Company, a producer of chemicals and construction materials from scrap metal. He is 59 years old.

MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended February 29, 1996, the Board of Directors held four meetings. Each director attended at least 75% of all Board meetings and meetings of the applicable committees on which they served.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established standing Audit and Compensation Committees, but does not maintain a Nominating Committee.

     AUDIT COMMITTEE. The Audit Committee which is currently composed of Messrs. Kuse and Napier, is responsible for (i) recommending independent auditors, (ii) reviewing with the independent auditors the scope and results of the audit engagement, (iii) monitoring the Company's financial policies, activities of the Company's internal audit department and control procedures and
(iv) reviewing and monitoring the provision of non-audit services by the Company's auditors. During the fiscal year 1996, the Audit Committee held one meeting.

     COMPENSATION COMMITTEE. The Compensation Committee is currently composed of Messrs. Green, Chapman and Kuse. Mr. Kuse is chairman of the Committee. The Compensation Committee is responsible for establishing all compensation for the Company's executive officers and administering the 1991 Stock Option Plan. During the fiscal year 1996, the Compensation Committee held one meeting.

COMPENSATION OF DIRECTORS

     With the exception of Mr. Lowenstein, each director receives compensation of $1,000 per month, $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting.

     THE ELECTION OF A DIRECTOR REQUIRES OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING.

     THE BOARD RECOMMENDS A VOTE FOR IRWIN L. LOWENSTEIN, DON L. CHAPMAN, HOLCOMBE T. GREEN, JR., JAMES R. KUSE AND JAMES V. NAPIER TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 1997 OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, WHICHEVER IS LATER.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth certain information concerning the compensation paid to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                       ANNUAL COMPENSATION             ------------
                                             ---------------------------------------    SECURITIES     ALL OTHER
             NAME AND               FISCAL                            OTHER ANNUAL      UNDERLYING    COMPENSATION
        PRINCIPAL POSITION           YEAR    SALARY($)   BONUS($)    COMPENSATION($)    OPTIONS(#)       ($)(1)
- ----------------------------------  ------   ---------   --------    ---------------   ------------   ------------
Irwin L. Lowenstein...............   1996     360,000    132,168           8,371(2)            --        30,244
  Chairman of the Board and Chief    1995     360,000    361,390              --          125,000        32,319
  Executive Officer                  1994     335,000    337,371              --                         32,219
Joel T. Lanham....................   1996     275,000    110,503             428(2)            --         5,200
  President and Chief Operating      1995     205,000    276,062              --           85,000         4,797
  Officer                            1994     185,000    186,309              --                          4,777
Joel H. Dugan.....................   1996     150,000     77,868             550(2)            --         4,648
  Senior Vice President, Finance     1995     137,500    138,031              --           55,000         4,399
  and Administration                 1994     125,000    125,885              --                          4,854
Don M. Parker.....................   1996     145,000     70,000             275(2)        35,000         4,116
  Senior Vice President,             1995     132,500    133,012          14,377(3)                       4,225
  Merchandising                      1994     119,417    104,904                                          4,878
James A. Welch....................   1996     145,000     70,000              44(2)        17,500         3,172
  Senior Vice President, Store       1995     128,159    133,012          27,728(4)        17,500         2,883
  Operations                         1994      93,538     76,931              --                          2,799

- ---------------

(1) All Other Compensation paid during the fiscal year 1996 includes the following: (i) Company contributions to the Savings Plan: Mr.
     Lowenstein -- $1,200; Mr. Lanham -- $3,241; Mr. Dugan -- $3,053; Mr.
     Parker -- $2,447; Mr. Welch -- $2,669; (ii) premiums paid for disability insurance: Mr. Lowenstein -- $5,032; Mr. Lanham -- $1,959; Mr.
     Dugan -- $1,595; Mr. Parker -- $1,669; Mr. Welch -- $503; (iii) premiums paid by the Company for life insurance policies for Mr. Lowenstein in the amount of $24,012.

     All Other Compensation paid during the fiscal year 1995 includes the following: (i) Company contributions to the Savings Plan: Mr.
     Lowenstein -- $4,883; Mr. Lanham -- $4,797; Mr. Dugan-- $4,399; Mr.
     Parker -- $4,225; and Mr. Welch -- $2,883; (ii) premiums paid for permanent disability insurance for Mr. Lowenstein in the amount of $3,424 and (iii) premiums paid by the Company for a life insurance policy for Mr. Lowenstein in the amount of $24,012.

     All Other Compensation paid during the fiscal year 1994 includes the following: (i) Company contributions to the Savings Plan: Mr.
     Lowenstein -- $4,783; Mr. Lanham -- $4,777; Mr. Dugan -- $4,854; Mr.
     Parker -- $4,878; and Mr. Welch -- $2,799; (ii) premiums paid for permanent disability insurance for Mr. Lowenstein in the amount of $3,424 and (iii) premiums paid by the Company for a life insurance policy for Mr. Lowenstein in the amount of $24,012.

(2) Other Annual Compensation for the fiscal year 1996 represents in each case Company payment of FICA-HI Tax payments on Supplemental Employees' Pension Plan benefits accrued.

(3) Represents amount reimbursed during fiscal year 1994 for the payment of taxes relating to the exercise of stock options.

(4) Includes an automobile allowance of $6,450, reimbursed relocation expenses of $14,784 and $6,494 paid to Mr. Welch for the reimbursement of taxes.

OPTION GRANTS

     No stock options were granted to the Named Executive Officers during the fiscal year 1996.

AGGREGATED OPTION EXERCISES

     The following table sets forth certain information with respect to the number of shares of Common Stock underlying unexercised options held by the Named Executive Officers as of February 29, 1996. No stock options were exercised by Named Executive Officers during the fiscal year 1996, and no options held by Named Executive Officers were in-the-money options at the end of the fiscal year 1996.

                         FISCAL YEAR END OPTION VALUES

                                                                   NUMBER OF SECURITIES UNDERLYING
                                                                       UNEXERCISED OPTIONS AT
                                                                         FISCAL YEAR END (#)
                                                                  ---------------------------------
                              NAME                                EXERCISABLE         UNEXERCISABLE
- ----------------------------------------------------------------  -----------         -------------
Irwin L. Lowenstein.............................................     70,000               55,000
Joel T. Lanham..................................................     46,000               39,000
Joel H. Dugan...................................................     30,000               25,000
Don M. Parker...................................................     19,000               16,000
James A. Welch..................................................     15,000               20,000

PENSION AND SUPPLEMENTAL PLANS

     The following table sets forth the range of estimated combined annual benefits payable under the Rhodes, Inc. Employees Pension Plan (the "Pension Plan") and the Rhodes, Inc. Supplemental Employees' Pension Plan (the "Supplemental Plan") to participants in specified compensation and years of service classifications, upon retirement of such participants at age 65. The amounts set forth below are unreduced for Social Security and compensation limits set by the Internal Revenue Code of 1986, as amended (the "Code").

                      PENSION AND SUPPLEMENTAL PLAN TABLE

                                                                YEARS OF SERVICE
                                              ----------------------------------------------------
                REMUNERATION                     15         20         25         30         35
- --------------------------------------------  --------   --------   --------   --------   --------
125,000.....................................  $ 23,437   $ 31,250   $ 39,062   $ 46,875   $ 54,688
150,000.....................................  $ 28,125   $ 37,500   $ 46,875   $ 56,250   $ 65,625
175,000.....................................  $ 32,813   $ 43,750   $ 54,688   $ 65,625   $ 76,562
200,000.....................................  $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500
225,000.....................................  $ 42,189   $ 56,250   $ 70,312   $ 84,375   $ 98,437
250,000.....................................  $ 46,875   $ 62,500   $ 78,125   $ 93,750   $109,375
300,000.....................................  $ 56,250   $ 75,000   $ 93,750   $112,500   $131,250
400,000.....................................  $ 75,000   $100,000   $125,000   $150,000   $175,000
450,000.....................................  $ 84,375   $112,500   $140,625   $168,750   $196,875
500,000.....................................  $ 93,750   $125,000   $156,250   $187,500   $218,750
550,000.....................................  $103,125   $137,500   $171,875   $206,250   $240,625
600,000.....................................  $112,500   $150,000   $187,500   $225,000   $262,500
650,000.....................................  $121,875   $162,500   $203,125   $243,750   $284,375
700,000.....................................  $131,250   $175,000   $218,750   $262,500   $306,250
750,000.....................................  $140,625   $187,500   $234,375   $281,250   $328,125
800,000.....................................  $150,000   $200,000   $250,000   $300,000   $350,000
850,000.....................................  $159,375   $212,500   $265,625   $318,750   $371,875

     The Pension Plan has been in effect since February 1, 1968 and covers all employees (including officers and directors who are employees) meeting certain standards as to age and length of service with the Company. Amounts payable under the Pension Plan are based upon amounts received by a participant for personal service to the Company during his or her last five years of employment. The compensation upon which these amounts are based includes all pay reported by the Company on Form W-2 as taxable income and pre-tax employee contributions to the Savings Plan and other Company plans. All salary and bonus amounts shown in the Summary Compensation Table constitute covered compensation under the Pension Plan. Participants become fully vested in their accrued benefits under the Pension Plan upon completion of five years of vesting service with the Company, as defined in the Pension Plan.

     The Company has also established a Supplemental Plan, effective March 1, 1995, to pay benefits to certain Pension Plan participants which exceed the benefits payable to such participants under the Pension Plan as a result of federal tax restrictions. The Supplemental Plan provides these benefits to certain officers of the Company who earn annual compensation in excess of the compensation limits imposed by the Code. Under the Supplemental Plan, participants eligible for a retirement benefit under the Pension Plan are entitled to receive a monthly retirement benefit equal to the difference between
(i) the monthly benefit that would be payable under the Pension Plan without regard to the Code compensation limits or maximum benefit limit applicable to the Pension Plan and (ii) the monthly retirement benefit payable under the Pension Plan. Supplemental Plan benefits will be paid at the same time and in the same form as benefits are paid under the Pension Plan, and amounts payable under the Supplemental Plan are based on the same compensation on which amounts payable under the Pension Plan are based. Participants in the Supplemental Plan become fully vested in their accrued benefits under the Supplemental Plan at the same time as they become fully vested in accrued benefits under the Pension Plan. Benefits under the Pension Plan and the Supplemental Plan are computed on a straight-life annuity basis and are subject to deduction for Social Security benefits payable to the participant.

     As of February 29, 1996, Messrs. Lowenstein, Lanham, Dugan, Parker and Welch had twenty-three, nineteen, eleven, nine and nine credited years of service, respectively, under the Pension and Supplemental Plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors serving on the Compensation Committee of the Board of Directors during the fiscal year 1996 were Messrs. Green, Kuse and Chapman. With the exception of Mr. Green, none of these individuals are or have ever been officers or employees of the Company. During the fiscal year 1996, no executive officer of the Company served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other compensation committee overlocks with the companies with which these individuals or the Company's other directors are affiliated.

COMPENSATION AGREEMENTS

     On July 1994, Mr. Lowenstein and Mr. Green entered into a letter of understanding, which provided that, notwithstanding the occurrence of certain events, including the death or disability of Mr. Green or a change in control of the Company, the Company would continue to pay Mr. Lowenstein (i) an annual minimum base salary of $360,000, (ii) an annual minimum guaranteed bonus equal to the annual minimum guaranteed bonus paid to Mr. Lowenstein for the fiscal year 1994 and (iii) health insurance, life insurance, disability insurance, club dues and other benefits comparable to the level of benefits provided to him during the fiscal year 1994 through and including the fiscal year ending February 28, 1999.

     In May, 1996, the Company entered into Compensation Agreements with Messrs. Lanham and Dugan which provide (i) that if the Company effectively terminates such Executive's employment in his present position without good cause before the first anniversary of a change in control of the Company, the Company shall pay to such Executive, in a lump sum payment immediately after the effective date of such termination, an amount equal to the sum of (a) a pro rata portion of his annual compensation for the portion of the one year period that started on the date of the change in control and that remains as of the effective date of the Executive's termination of employment plus (b) an additional one year's compensation, and (ii) if the Company effectively terminates such Executive's employment in his present position without good cause on or after the first anniversary of a change in control of the Company, the Company shall pay to such Executive, in a lump sum payment immediately after the effective date of such termination, an amount equal to one year's compensation for such Executive. In addition, each such Executive is entitled to six (6) month's notice of any such termination.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares the Company's performance to the S&P 500 Index and to a self-constructed group of the Company's peers (the "Peer Group")(1). The stock price performance graph assumes an investment of $100 in each of the Company, the companies listed in the S&P 500 Index, the companies that are included in the Peer Group on June 18, 1993(2) and further assumes the reinvestment of all dividends.

                COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
             AMONG RHODES, INC., THE S&P 500 INDEX AND A PEER GROUP

                                   [GRAPH]

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)        RHODES, INC.     PEER GROUP       S & P 500
6/18/93                                    100             100             100
2/28/94                                    160             136             107
2/28/95                                     99              87             115
2/29/96                                     78              55             155

- ---------------

  * $100 invested on 06/18/93 in stock or index -- including reinvestment of dividends. Fiscal years ending February 28/29.
(1) The Peer Group includes the following companies: Haverty Furniture Company, Inc., Heilig Meyers Company and Levitz Furniture, Inc. Levitz Furniture, Inc. completed an initial public offering of its common stock on July 2, 1993. Information with respect to the Peer Group assumes that the appropriate number of Levitz shares were available to be purchased at the initial public offering price on June 18, 1993.
(2) The Company priced the initial public offering of its Common Stock on June 18, 1993.

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR

UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of non-employee directors and is responsible for (i) establishing salaries, bonuses and other compensation for the Company's executive officers and (ii) awarding stock options under the 1991 Stock Option Plan. Set forth below is a discussion of the compensation policies established by the Compensation Committee which are applicable to the Company's executive officers, the executive officers' compensation program for the last fiscal year, and the Chief Executive Officer's compensation for the last fiscal year.

EXECUTIVE COMPENSATION POLICY

     The Executive Compensation Policy of the Company is designed to accomplish the following goals:

     - To provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

     - To reward performance that facilitates the achievement of business plan goals;

     - To motivate executives to achieve strategic operating objectives; and

     - To align the interest of executives with those of stockholders and the long-term interest of the Company by providing long-term incentive compensation in the form of stock options.

     The Executive Compensation Policy reflects the Company's desire to provide levels of compensation that integrate compensation with the Company's annual and long-term performance goals, reward above average corporate performance and allow the Company to attract and retain qualified executives. In light of these objectives, the principal components of the Company's executive compensation program for the fiscal year 1996 were base salaries and annual bonuses.

ELEMENTS OF EXECUTIVE OFFICER 1996 COMPENSATION

     BASE SALARY. Each executive officer's base salary (including the Chief Executive Officer's base salary) is based upon a subjective analysis of a number of factors, including anticipated contribution to the operation of the Company and the responsibilities, expertise and length of service of the executive officer. Each executive officer's base salary is reviewed annually and generally adjusted to account for inflation, any change in the executive officer's responsibilities and the executive officer's overall performance.

     ANNUAL BONUSES. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus. Annual bonuses generally are paid pursuant to a bonus program established at the beginning of a fiscal year in connection with the preparation of the Company's annual operating budget for such year. Under this bonus program, an executive officer (including the Chief Executive Officer) is eligible to receive a bonus equal to a specified percentage of an amount determined annually by the Compensation Committee (the "Bonus Pool"), subject to a minimum guaranteed amount. The amount included in the Bonus Pool varies depending on whether the Company meets or exceeds certain targets with respect to its planned income before interest expense and taxes for the fiscal year. If the Company meets or exceeds a specified income target, each executive officer receives a percentage of the Bonus Pool equal to that executive officer's base salary divided by the aggregate amount of base salaries paid to all executive officers. Accordingly, in connection with determining the specific percentage for any particular executive officer, the executive officer's performance during the preceding fiscal year is deemed relevant in calculating that officer's bonus. Bonuses paid to the Company's executive officers, including the Chief Executive Officer, with respect to the 1996 fiscal year generally reflected amounts slightly in excess of the minimum guaranteed bonus amount with the exception of one executive officer who received an amount commensurate with that received by other senior executive officers.

     STOCK OPTIONS. Under the Rhodes, Inc. 1991 Stock Option Plan, all executive officers, including the Chief Executive Officer, are eligible to receive discretionary stock options. Stock option grants serve to align the interest of executives with those of stockholders and the long-term interest of the Company. Stock options were granted to Steve Hurwitz and the grant of these stock options was based upon an evaluation by the Compensation Committee, acting upon recommendations of the Chairman of the Board, of Mr. Hurwitz's performance as well as the Company's overall financial performance to date and the desirability of long-term service from Mr. Hurwitz.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Mr. Lowenstein, the Company's Chief Executive Officer, is consistent with the compensation policy of the Company and is based upon a subjective analysis of Mr. Lowenstein's performance with strong consideration given to the Company's performance, taking into account the letter of understanding with Mr. Lowenstein described above under "Executive Compensation Agreement." As a result, the compensation for Mr. Lowenstein for the fiscal year 1996 was $530,783 and included a base salary of $360,000, an annual bonus of $132,168 and other forms of compensation, including (i) the payment of disability and life insurance premiums, (ii) contributions made by the Company on Mr. Lowenstein's behalf through the Company's Savings Plan and (iii) payment of FICA-HI tax payments on Supplemental Plan accrued benefits. Mr. Lowenstein's base salary for the fiscal year 1997 will be $360,000. The amount of the bonus was based upon the bonus program described above.

DEDUCTIBILITY LIMITATION

     The Company does not anticipate that any executive officer's compensation will be subject to the $1 million deductibility limitation of Section 162(m) of the Internal Revenue Code. In the event that the Compensation Committee considers awarding compensation in the future which could not be deductible under Section 162(m), the Committee will consider what actions, if any, should be taken to seek to make such compensation deductible.

                                          Compensation Committee

                                          James R. Kuse, Chairman
                                          Holcombe T. Green, Jr.
                                          Don L. Chapman

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP, subject to ratification by the shareholders at the Annual Meeting, as auditors of the Company for the fiscal year 1997. Arthur Andersen LLP and its predecessor, Arthur Andersen & Co., has audited the Company's financial statements since 1979. Should this firm be unable to perform the requested services for any reason or not be ratified by the shareholders, the Directors will appoint other independent auditors to serve for the remainder of the year. Representatives of Arthur Andersen & Co. will be present at the annual meeting of shareholders, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS REQUIRES THE APPROVAL OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file certain reports with respect to each such person's beneficial ownership of the Company's Common Stock. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal year.

EXECUTION OF PROXY

     If the Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report of the Company for the fiscal year 1996, including audited financial statements, is being mailed to shareholders herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 7, 1996, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                          Rhodes, Inc.
                                          4370 Peachtree Road
                                          Atlanta, Georgia 30319
                                          Attention: Joel H. Dugan
                                                Senior Vice President,
                                                Finance and Administration

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Company on or before February 12, 1997 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's stock. The Company has not retained any third party to assist in the solicitation of proxies with respect to shares of the Company's stock held of record by brokers, nominees and institutions or other holders.

                                          Joel H. Dugan
                                          Senior Vice President and
                                          Secretary

Atlanta, Georgia
June 17, 1996

                                                                   APPENDIX A

                                  RHODES, INC.

                                     PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREHOLDERS ON JULY 16, 1996

   The undersigned hereby appoints Irwin L. Lowenstein, Joel T. Lanham and Joel
H. Dugan and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Rhodes, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Monday, July 16, 1996, at 2:00 p.m., local time, at 4370 Peachtree Road, Atlanta, Georgia, 30319, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

   1. To elect five (5) directors to serve until the 1997 Annual Meeting of
Shareholders:

/ /  FOR all nominees listed (except as marked below to the contrary)
     Irwin L. Lowenstein                         Holcombe T. Green, Jr.                      James V. Napier
     Don L. Chapman                              James R. Kuse

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
             A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

/ /  WITHHOLD AUTHORITY to vote for all nominees listed
     Irwin L. Lowenstein                         Holcombe T. Green, Jr.                      James V. Napier
     Don L. Chapman                              James R. Kuse

   2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending February 28, 1997.

     FOR / /                                     AGAINST / /                                 ABSTAIN / /

                 (Continued and to be signed on the other side)

                        (Continued from the other side)

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.


                                           Date:                           ,1996
                                                ---------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           Please sign exactly as your name or
                                           names appear hereon. For more than
                                           one owner as shown above, each should
                                           sign. When signing in a fiduciary or
                                           representative capacity, please give
                                           full title. If this proxy is
                                           submitted by a corporation, it should
                                           be executed in the full corporate
                                           name by a duly authorized officer, if
                                           a partnership, please sign in
                                           partnership name by authorized
                                           person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON JULY 16, 1996. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.